SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 9, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events

On February 9, 2004, ONEOK, Inc. (the “Company”) consummated an underwritten offering of its common stock. ONEOK sold 6,900,000 shares of its common stock to Citigroup Global Markets Inc. at a price of $21.93 per share. The offering was made pursuant to a Prospectus Supplement dated February 3, 2004 that supplements the Company’s Prospectus dated April 15, 2003 and relates to the Company’s registration statement on Form S-3, as amended (SEC File No. 333-82717).

Additional information with respect to the offering described herein is set forth in the exhibits hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhbits

(a)	Financial Statement of Businesses Acquired

Not applicable.

(b)	ProForma Financial Information

Not applicable.

(c)	Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement relating to the common stock offering, dated as of February 3, 2004 between the Company and Citigroup Global Markets Inc.

1.2	Price Determination Agreement relating to the common stock offering, dated as of February 3, 2004 between the Company and Citigroup Global Markets Inc.

5.1	Opinion of Gable & Gotwals relating to the validity of the common stock.

23.1	Consent of Gable & Gotwals (included in the opinion filed as Exhibit 5.1 hereto).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated February 9, 2004

ONEOK, Inc.

By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement relating to the common stock offering, dated as of February 3, 2004, between the Company and Citigroup Global Markets Inc.

1.2	Price Determination Agreement relating to the common stock offering, dated as of February 3, 2004, between the Company and Citigroup Global Markets Inc.

5.1	Opinion of Gable & Gotwals relating to the validity of the common stock.

23.1	Consent of Gable & Gotwals (included in the opinion filed as Exhibit 5.1 hereto).